SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 13(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       Friendly Ice Cream Corporation
           (Exact Name of Registrant as Specified in its Charter)

             Massachusetts                            04-2053130
      (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

           1855 Boston Road
        Wilbraham, Massachusetts                         01095
(Address of Principal Executive Offices)               (Zip Code)

 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective            Exchange Act and is effective
 pursuant to General Instruction          pursuant to General Instruction
 A.(c), please check the following        A.(d), please check the following
 box. / x /                               box. /  /

Securities Act registration statement file number to which this form relates:
                                              ------------------------------
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered

Common Stock, par value $ .01 per share,      American Stock Exchange
and associated Preferred Stock Purchase
Rights

Securities to be registered pursuant to Section 12(g) of the Act:

                             None
                       (Title of Class)







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Item 1.  Description of Registrant's Securities to be Registered.

         A complete description of the Common Stock, par value $.01 per share, and associated Rights to Purchase Series A Junior Preferred Stock, which are to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus dated November 14, 1997 filed pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus constitutes a part of the Form S-1 Registration Statement (File No. 333-34633) of Friendly Ice Cream Corporation, previously filed with the Securities and Exchange Commission. Such description is hereby incorporated by reference, and any description included in a form of Prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

         None.


                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         FRIENDLY ICE CREAM CORPORATION


 Date: May 31, 2000            By:    /s/ Aaron B. Parker
                                      -----------------------------------------
                                      Name:   Aaron B.  Parker
                                      Its: Associate General Counsel and Clerk






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